UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2020

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Closing of Note Offering

On April 29, 2020, Tellurian Inc. (“Tellurian” or the “Company”) closed its previously announced offering (the “Offering”) to an institutional investor (the “Investor”) of (i) a $56,000,000 face amount senior unsecured note (the “Note”) issued pursuant to an Indenture by and between the Company, as issuer, and Wilmington Trust, National Association, as trustee (the “Indenture”), and (ii) a warrant to purchase up to 20,000,000 shares of Tellurian common stock at an exercise price of $1.542 per share (the “Warrant”). The Company estimates that the net proceeds from the Offering, after deducting the placement agent fees, original issue discount and offering expenses, will be approximately $47.3 million.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-235793), which was declared effective by the SEC on January 3, 2020, including the prospectus contained therein, as amended on April 28, 2020 by the post-effective amendment No. 1 (the “Post-Effective Amendment”), and the prospectus supplement filed on April 28, 2020. In connection with such registration, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K a legal opinion of Baker Botts L.L.P. regarding the validity of the Note and the Warrant and as Exhibit 5.2 a legal opinion of Davis Graham & Stubbs LLP regarding the validity of the shares issuable upon an event of default under the Note or upon conversion of the Warrant.

The Indenture and the Note

The Indenture governs the terms of the Note to the extent set forth therein, including with respect to the rights and duties of the trustee (including in connection with an event of default under the Note (as described below)), replacement of the trustee, discharge of the Indenture, cancellation of the Note, and amendment and modification of the Indenture or the Note.

The Indenture also provides that a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred to the trustee (either relating to an event of default or otherwise), subject to the trustee’s right to refuse to follow directions in certain circumstances.

The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “TIA”), and contains customary provisions required under the TIA.

The terms of the Note are incorporated by reference into the Indenture, and, with respect to provisions related to the maturity of the Note, ranking of the Note, payments on the Note, events of default, remedies in connection with an event of default (including acceleration of the Note or conversion of the Note) and certain other provisions, the Indenture refers to the applicable provisions of the Note.

The Note is a senior unsecured obligation of the Company. The Note will mature on June 1, 2021 and was sold to the Investor at a purchase price of $50,000,000, or approximately 89.3% of its face amount. The interest rate under the Note is 0%, which interest rate would increase upon the existence of an event of default. A portion of the face amount of the Note must be redeemed on the first day of every month beginning on June 1, 2020 through maturity of the Note pursuant to a schedule set forth in the Note. The Note contains certain cash sweep provisions requiring that a portion of the proceeds from certain Company equity offerings and convertible securities offerings be used to repay the Note through additional amortization payments not to exceed $8,000,000 in total, subject to certain conditions. The Investor may require the Company to repurchase the Note (i) upon a Fundamental Change (as defined in the Note) at 105% of the face amount or (ii) upon an event of default at 115% of the face amount. The Company may prepay the Note in whole or in part from time to time without premium or penalty.

The Note includes covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, permit liens on their assets, make certain types of investments, pay dividends and other restricted payments, transfer assets, enter into transactions with affiliates and issue certain types of securities. The Note also requires the Company to maintain, as of the last day of each month, unrestricted, unencumbered cash in one or more deposit accounts held solely in the Company’s name in an amount at least equal to the greater of (i) 40% of the then-outstanding principal amount of the Note, (ii) $18,000,000 and (iii) the minimum aggregate amount of cash required to be reserved by the Company or its subsidiaries pursuant to any indebtedness (other than the Note) plus $6,000,000; provided that up to $12,000,000 of cash encumbered under one of the Company’s existing debt facilities may count towards satisfying the amounts in clauses (i) and (ii). The Company is also required to use commercially reasonable efforts to obtain certain stockholder approvals related to the issuance of shares of the Company’s common stock pursuant to the Note.

The Note includes customary provisions regarding events of default, including, among other things, nonpayment of principal or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross-acceleration with respect to other indebtedness, bankruptcy and judgments, and acceleration of amounts due under the Note. In addition, the Note provides that if an event of default occurs, the Investor will have the right to convert amounts due under the Note into the “Conversion Consideration,” which consists, for each $1,000 of principal amount under the Note, of (i) a number of shares of Tellurian common stock equal to the “Event of Default Conversion Rate” plus (ii) cash in respect of aggregate accrued and unpaid interest due on the Note. The term “Event of Default Conversion Rate” means $1,000 divided by 75% of the lowest daily volume-weighted average trading price of the common stock over a 10-day period, subject to a specified floor price.

The Warrant

The Warrant will be exercisable at an exercise price of $1.542 per share, subject to customary adjustments set forth in the Warrant for stock splits and similar transactions. The Warrant will be exercisable in whole or in part at any time beginning on October 29, 2020 and from time to time until October 29, 2025. If a registration statement covering the issuance or resale of the shares of common stock issuable upon exercise of the Warrant is not available at the time of exercise, a holder may exercise part or all of the Warrant via a cashless exercise mechanism set forth in the Warrant. The exercise price of the Warrant, and the number of shares of common stock issuable upon exercise of the Warrant, will be adjusted proportionately if the Company subdivides its shares of common stock into a greater number of shares or combine its shares of common stock into a smaller number of shares. A holder of a Warrant will have the right to receive an instrument of a successor entity that is comparable to the Warrant, or to have its Warrant repurchased, in certain circumstances involving business combination and similar transactions.

Voting Agreements

In connection with the Offering, the Company and each of Charif Souki, Martin Houston, Meg Gentle and Keith Teague, in their capacity as Tellurian stockholders, entered into a voting agreement pursuant to which each agreed to vote, at an annual or special meeting of stockholders of the Company, all shares of Tellurian common stock that they hold in favor of proposals to approve (i) the potential issuance of Tellurian common stock pursuant to the Note and (ii) an increase the number of authorized shares of Tellurian common stock (each, a “Voting Agreement” and collectively, the “Voting Agreements”).

The foregoing description of the terms and conditions of the Note, the Indenture, the Warrant and the Voting Agreements does not purport to be complete and is qualified in its entirety by the full text of the Note, the Indenture, the Warrant and the form of Voting Agreement, copies of which are filed as Exhibits 4.2, 4.1, 4.3 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Lender Warrant, the Existing Warrant and Credit Agreement Amendment

On April 28, 2020, Driftwood Holdings LP (formerly known as Driftwood Holdings LLC), a Delaware limited partnership and an indirect wholly owned subsidiary of the Company (“Driftwood Holdings”), entered into the previously announced amendment (the “Amendment”) to the Credit and Guaranty Agreement (as amended, the “Credit Agreement”), dated as of May 23, 2019, providing for senior secured term loans (collectively, the “Loans”) by and among Driftwood Holdings, as the borrower, the guarantors party thereto, Wilmington Trust, National Association, as the administrative agent, Wilmington Trust, National Association, as the collateral agent, and the lenders from time to time party thereto. The effectiveness of the Amendment was subject to the certain conditions precedent, which were satisfied on April 29, 2020.

Pursuant to the Amendment, among other things, (i) the Credit Agreement was amended to (A) permit the incurrence of certain debt, including the Note, (B) permit certain potential restricted payments pursuant to the Warrant, the Lender Warrant (as defined below) and the Existing Warrant (as defined below), (C) amend the events of default under the Credit Agreement to add certain events of default under the Note and to add a cross-acceleration event of default and (D) include certain restrictions on amendments or modifications to the Note, as well as limit the ability of the Company to exchange the Note or any portion thereof for common stock of the Company without making an equivalent offer to the lenders in respect of the Loans under the Credit Agreement, (ii) as a prepayment of $15.0 million of principal amount the Loans, the Company (A) issued 9,348,706 shares of common stock to the lender and (B) issued a warrant to the lender that will be exercisable for 4,674,353 shares of common stock at an exercise price of $1.542 (and otherwise has terms similar to those described above in “Closing of Note Offering—The Warrant” (the “Lender Warrant”), except that the number of shares issuable upon exercise will decrease by up to one-half to the extent principal amounts outstanding under the Credit Agreement are further decreased prior to October 29, 2020), (iii) the Company further prepaid outstanding principal amounts of the Loans with a cash payment of $1.75 million and will be required to further prepay outstanding principal amounts of the Loans with a cash payment of $350,000 on or before May 29, 2020 and (iv) the terms of the lender’s warrant issued on March 23, 2020 and described in our Current Report on Form 8-K filed on that date (the “Existing Warrant”) was amended and restated to include certain liquidated damages provisions and distribution rights similar to those included in the Lender Warrant.

On April 29, 2020, the Company filed with the Securities and Exchange Commission a prospectus supplement to the prospectus included in the registration statement on Form S-3ASR (File No. 333-235793), as amended by the Post-Effective Amendment, to register the resale of up to 14,023,059 shares of Tellurian common stock by the selling stockholder identified in the prospectus supplement. In connection with such registration, the Company is filing a legal opinion of Davis Graham & Stubbs LLP as Exhibit 5.3 to this Current Report on Form 8-K.

The foregoing description of the Lender Warrant and the Existing Warrant does not purport to be complete and is qualified in its entirety by the full text of the Lender Warrant and the Existing Warrant, copies of which are filed as Exhibits 4.4 and 4.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under “Amendment to Credit Agreement” is incorporated herein by reference to this Item 3.02.

The lender has represented that it is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the private placement exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereof for purposes of the transactions contemplated by the Amendment.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 29, 2020, by and between Tellurian Inc., as issuer, and Wilmington Trust, National Association, as trustee, relating to Senior Unsecured Note due 2021

4.2	Senior Unsecured Note due 2021, dated as of April 29, 2020, issued to High Trail Investments SA LLC

Exhibit No.	Description
4.3	Warrant to Purchase Common Stock, dated as of April 29, 2020, issued to High Trail Investments SA LLC

4.4	Warrant to Purchase Common Stock, dated as of April 29, 2020, issued to Nineteen77 Capital Solutions A LP

4.5	Amended and Restated Common Stock Purchase Warrant, dated as of April 29, 2020, issued to Nineteen77 Capital Solutions A LP

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of Davis Graham & Stubbs LLP

5.3	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Voting Agreement, dated as of April 29, 2020, by and between the Company and each of Charif Souki, Martin Houston, Meg Gentle and R. Keith Teague

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: April 29, 2020